                                 SCHEDULE 14A
                                (RULE 14A-101)
                   INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION
               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
              SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.  )


Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:

[ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                           Commission Only (as permitted by
                                           Rule 14a-6(e)(2))
[X] Definitive proxy statement

[ ] Definitive additional materials

[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                   The Chaconia Income & Growth Fund, Inc.
-------------------------------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)


-------------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

    (5) Total fee paid:

        ------------------------------------------------------------------------


[ ] Fee paid previously with preliminary materials.


[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

        ------------------------------------------------------------------------

    (2) Form, schedule or registration statement no.:

        ------------------------------------------------------------------------

    (3) Filing party:

        ------------------------------------------------------------------------

    (4) Date filed:

        ------------------------------------------------------------------------

                                October 20, 1997



To the Shareholders of The Chaconia
Income & Growth Fund, Inc.

Dear Shareholder:

        I enclose a Proxy Statement for the November 21, 1997 special meeting of the shareholders of The Chaconia Income & Growth Fund, Inc. (the "Fund"). The Board of Directors (the "Board") is soliciting this Proxy Statement from all of the shareholders of the Fund to obtain their approval of the new investment advisory contract.

        INVESCO PLC ("INVESCO"), parent of the Fund's investment advisor, INVESCO Capital Management, Inc. (the "Advisor"), has merged with A I M Management Group Inc. ("AIM") and formed a new holding company called AMVESCAP. As a result of INVESCO's merger with AIM, the Advisor is deemed to have a change in control, therefore requiring shareholder approval of a new investment advisory agreement.

        Accordingly, shareholders of the Fund are being asked to approve a new investment advisory agreement with the same parties and on terms identical to the existing investment advisory agreement in all material respects. The proposal has been unanimously approved by the Board which recommends that shareholders approve the new investment advisory agreement as well.

        What is most important for you as a shareholder of the Fund is that approval of the proposal listed above will in no way increase the advisory fees or expenses of the Fund or change the level, nature or quality of services you receive.

        The Board believes that the proposal is in the best interest of the shareholders. Therefore, we ask that you read the enclosed materials and vote promptly. Should you have any questions, please feel free to call our client services representatives at 800-368-3322. They will be happy to answer any questions that you might have.

                                        Yours very truly,


                                        The Board of Directors


Encs.

                    THE CHACONIA INCOME & GROWTH FUND, INC.
          c/o Reinhart, Boerner, Van Deuren, Norris & Rieselbach, s.c.
                      1000 North Water Street, Suite 2100
                           Milwaukee, Wisconsin 53202

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

        Notice is hereby given that a special meeting (the "Meeting") of stockholders of The Chaconia Income & Growth Fund, Inc. (the "Fund") will be held at the offices of REINHART, BOERNER, VAN DEUREN, NORRIS & RIESELBACH, S.C., 1000 NORTH WATER STREET, MILWAUKEE, WISCONSIN 53202 ON FRIDAY, NOVEMBER 21, 1997, AT 5 P.M. (EASTERN TIME) for the following purposes:

        1. To approve or disapprove a new investment advisory agreement between the Fund and INVESCO Capital Management, Inc. (the "Advisor") in light of the automatic termination of the current agreement upon the merger of AIM Management Group Inc. into a wholly-owned U.S. subsidiary of INVESCO PLC. INVESCO PLC is the ultimate parent of the Advisor.

        2. To transact any other business as may properly come before the Meeting.

        This proposal is not expected to result in any change in the way the Fund is managed, in the advisory fees or in the services you receive as a shareholder.

        Stockholders of record at the close of business on October 8, 1997 are entitled to receive notice of, and to vote at, the Meeting.

        All stockholders are cordially invited to attend the Meeting in person, if possible. Stockholders who are unable to be present in person are requested to execute and promptly return the accompanying proxy in the enclosed envelope. The proxy is being solicited by the directors of the Fund. Your attendance at the Meeting, whether in person or by proxy, is important to ensure a quorum. If you return the proxy, you still may vote your shares in person by giving written notice (by subsequent proxy or otherwise) to the Secretary of the Fund at any time prior to its vote at the Meeting.

                                        By Order of the Board of Directors


                                        Ulice Payne, Jr.
                                        Ulice Payne, Jr., Secretary

Trinidad & Tobago, W.I.
October 20, 1997

                    THE CHACONIA INCOME & GROWTH FUND, INC.


                                                                OCTOBER 20, 1997

--------------------------------------------------------------------------------

                    THE CHACONIA INCOME & GROWTH FUND, INC.
                        C/O AMERICAN DATA SERVICES, INC.
                         THE HAUPPAUGE CORPORATE CENTER
                               150 MOTOR PARKWAY
                                   SUITE 109
                              HAUPPAUGE, NY 11788

                                PROXY STATEMENT
                      FOR SPECIAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON NOVEMBER 21, 1997

        The enclosed proxy is being solicited by the Board of Directors (the "Board" or the "Directors") of The Chaconia Income & Growth Fund, Inc. (the "Fund") for use in connection with the special meeting of shareholders of the Fund (the "Meeting") to be held at 5 p.m., Eastern Standard Time, on Friday, November 21, 1997, at the offices of Reinhart, Boerner, Van Deuren, Norris & Rieselbach, s.c., 1000 North Water Street, Milwaukee, Wisconsin 53202, and at any adjournment(s) thereof for the purposes set forth in the foregoing notice. The approximate mailing date of proxies and this Proxy Statement is October 20, 1997.

APPROVAL OF INVESTMENT ADVISORY AGREEMENT

        The Fund entered into an investment advisory agreement with INVESCO Capital Management, Inc. (the "Advisor") on October 29, 1992 (the "1992 Advisor Agreement") upon approval by the Board. Each year the Board regularly reviewed the performance of the Advisor, including the advisory fees, and approved the continuation of the 1992 Advisor Agreement.

        On February 28, 1997, INVESCO Group Services, Inc., a wholly-owned subsidiary of INVESCO PLC ("INVESCO"), consummated a merger with AIM Management Group, Inc. ("AIM") by acquiring all of the issued and outstanding shares of AIM capital stock in exchange for shares of INVESCO capital stock (the "Merger"). As a result of the merger, AIM shareholders own approximately 45% of INVESCO's total outstanding capital stock. The Advisor is an indirect wholly-owned subsidiary of INVESCO.

        The Merger resulted in an "assignment" of the 1992 Advisory Agreement within the meaning of section 15 of the Investment Company Act. As required by the Investment Company Act, the 1992 Advisory Agreement provided for its automatic termination upon assignment. Under section 15 of the Investment Company Act, a change of control of an advisor generally is deemed to result in an assignment of its investment advisory agreements. Because INVESCO capital stock constituting more than 25% of the outstanding voting securities of INVESCO was issued to shareholders of AIM in the Merger, there was deemed to be a change in control of INVESCO and, therefore, a change in control of the Advisor. Under the Investment Company Act, such a change in control resulted in an automatic termination of the 1992 Advisory Agreement requiring the need of a new advisory agreement (the "New Advisory Agreement").

        At its regularly scheduled meeting on February 7, 1997, at which all of the Directors were in attendance, the Board met with a representative of the Advisor regarding the Merger and discussed whether approval of the New Advisory Agreement was in the best interests of the Fund and its shareholders. The Board was informed that the Fund should expect no significant changes in the management personnel of the Advisor following the Merger, and that the terms of the New Advisory Agreement would be identical in all material respects to those contained in the 1992 Advisory Agreement.

        Based upon these representations from the Advisor and other factors described below, the Board unanimously approved the New Advisory Agreement. The Fund's Prospectus dated February 28, 1997 included a specific disclosure regarding the pending Merger.

        Shareholders of the Fund are being asked to ratify the February 7, 1997 unanimous decision of the Board to continue the advisory services provided by the Advisor to the Fund on the same terms and conditions as stated in the 1992 Advisory Agreement. The Proxy Statement distributed to shareholders for the 1997 Annual Meeting of Shareholders held on May 13, 1997 also contained a description of the Merger.

BOARD CONSIDERATION OF ADVISOR AGREEMENTS

        The Board considered the following factors when it renewed the 1992 Advisory Agreement and approved the New Advisory Agreement: (1) the past performance of the Advisor in accordance with the investment objectives and policies of the Fund; (2) whether there would be any increase in the Advisor's fee; (3) who was the parent company of the Advisor; (4) whether any persons owned 10% or more of the outstanding voting securities of the Advisor;
(5) whether there
was any material transaction between any of the Directors and the Advisor;
(6) the financial condition of the Advisor; (7) the retention of senior members of the management team of the Advisor after the Merger who would remain responsible for the day-to-day affairs of the Advisor; (8) the terms of the New Advisory Agreement, noting that, other than the dates of execution, effectiveness and termination, the terms of the New Advisory Agreement were the same as those of the 1992 Advisory Agreement; and (9) the effects of the addition of the substantial resources of AIM and its affiliated companies to INVESCO, including the reputation, experience, personnel and financial resources of AIM in the mutual fund industry.

        Based upon its review and evaluation of the factors listed above, the Board determined that the New Advisory Agreement was fair, reasonable and in the best interest of the Fund and its shareholders.

SHAREHOLDINGS

        Shareholders of the Fund of record at the close of business on October 8, 1997 (the "Record Date") are entitled to vote at the Meeting, including any adjournment(s) thereof, and are entitled to one vote for each share, and corresponding fractional votes for fractional shares, on each matter to be acted upon at the Meeting. On the Record Date, 1,267,043.470 shares of the Fund's common stock, $.01 per value per share, were outstanding.

        The following table sets forth, as of the Record Date, the beneficial ownership of the Fund's issued and outstanding common stock by each 5% or greater shareholder. The Directors and executive officers of the Fund did not own 1% or more of the outstanding Fund shares as of the Record Date.



  NAME AND ADDRESS OF    AMOUNT OF BENEFICIAL   PERCENT OF COMMON
   BENEFICIAL OWNER           OWNERSHIP                STOCK
-----------------------  --------------------  --------------------
Trinidad & Tobago Unit
Trust Corporation
74 Independence Square
Port-of-Spain
Trinidad & Tobago, W.I.      111,677.301              8.81%

First Citizens Bank
45 Ambercromby Street
Port-of-Spain
Trinidad & Tobago, W.I.       65,165.878              5.14%

SPECIAL MEETING PROCEDURES

        In addition to the solicitations of proxies by use of the mail, proxies may be solicited by officers of the Fund personally or by telephone or telegraph, without special compensation.

        If a shareholder wishes to participate in the Meeting, but does not wish to give a proxy by telephone, such shareholder may still submit the proxy card originally sent with the Proxy Statement or attend in person. Any proxy given by a shareholder, whether in writing or by telephone, is revocable. A shareholder may revoke the accompanying proxy or a proxy given telephonically at any time prior to its use by filing with the Fund a written revocation or duly-executed proxy bearing a later date. In addition, any shareholder who attends the Meeting in person may vote by ballot at the Meeting, thereby canceling any proxy previously given.

        The Board may seek one or more adjournments of the Meeting to solicit additional shareholders, if necessary, to obtain a quorum for the Meeting, or to obtain the required shareholder vote to approve the Proposal. An adjournment would require the affirmative vote of the holders of a majority of the shares present at the Meeting (or an adjournment thereof) in person or by proxy and entitled to vote. If adjournment is proposed in order to obtain the required shareholder vote on the Proposal, the persons named as proxies will vote in favor of adjournment those shares which they are entitled to vote in favor of the Proposal and will vote against adjournment those shares which they are required to vote against the Proposal. A shareholder vote may be taken on the Proposal discussed herein prior to any such adjournment if sufficient votes have been received and it is otherwise appropriate.

                    PROPOSAL:  APPROVAL OF THE NEW ADVISORY
                         AGREEMENT BETWEEN THE FUND AND
                     INVESCO CAPITAL MANAGEMENT GROUP, INC.

VOTE REQUIRED

        As provided in the Investment Company Act, the New Advisory Agreement must be approved by the affirmative vote of a majority of the outstanding shares of the Fund. Such a majority is defined as the lessor of: (1) 67% or more of the shares present at such meeting of shareholders, if the holders of more than 50% of the outstanding shares of the Fund are present or represented by proxy, or (2) more than 50% of the total outstanding shares of the Fund.

        THE BOARD RECOMMENDS THAT FUND SHAREHOLDERS APPROVE THE NEW ADVISORY AGREEMENT BETWEEN THE ADVISOR AND THE FUND AS UNANIMOUSLY APPROVED BY THE BOARD.

THE 1992 ADVISORY AGREEMENT

        Subject to supervision by the Fund's Board, investment management and administration services are provided to the Fund by the Advisor pursuant to the 1992 Advisory Agreement. Under the 1992 Advisory Agreement, the Advisor provides a continuous investment program for the Fund and makes decisions and places orders to buy, sell or hold particular securities and futures. The Advisor also supervises all matters relating to the operation of the Fund and obtains clerical staff, office space, equipment and services. As compensation for its services, the Advisor receives a monthly fee at an annual rate of the greater of $50,000 or 0.75% of 1% on the first $10 million, 0.50% of 1% on the next $10 million and 0.25% of 1% over $20 million of the Fund's average daily net assets.

        Under the 1992 Advisory Agreement, the Advisor is not liable to the Fund for any error of judgment by the Advisor or any loss sustained by the Fund except in the case of a breach of fiduciary duty with respect to the receipt of compensation for services (in which case any award of damages will be limited as provided in the 1940 Act) or of willful misfeasance, bad faith, gross negligence or reckless disregard of duty.

        The 1992 Advisory Agreement was unanimously approved by the Board and by a majority of the directors who neither are interested persons of the Fund nor have any direct or indirect financial interest in the Management Contract or any agreement related thereto, and by the Fund's initial shareholder on September 25, 1992.

THE NEW ADVISORY AGREEMENT

        The New Advisory Agreement contains all of the same terms as the previous 1992 Advisory Agreement and, similar to the 1992 Advisory Agreement, the New Advisory Agreement will remain in effect until terminated by either party. The New Advisory Agreement shall be specifically approved at least annually: (1) by a majority vote of the Independent Directors cast in person at a meeting called for the purpose of voting on such approval and (2) by the Board or by vote of a majority of the outstanding voting securities of the Fund.

        The New Advisory Agreement is terminable by vote of the Board or by the holders of a majority of the outstanding voting securities of the Fund at any time without penalty, on 60 days' written notice to the Advisor. The New Advisory Agreement also may be terminated by the Advisor on 60 days' written notice to the Fund. The New Advisory Agreement terminates automatically upon its assignment, as defined in the Investment Company Act.

INFORMATION CONCERNING INVESCO, AIM AND AMVESCAP PLC

        INVESCO is a publicly-traded holding company organized under the laws of England in 1935. The ordinary shares of INVESCO, 25 pence nominal value per share (the "Ordinary Shares"), are traded on the London Stock Exchange. INVESCO's subsidiaries provide investment advisory services throughout the world. As of September 30, 1996, the total assets advised by INVESCO and its subsidiaries were approximately $91.1 billion.

        AIM is a holding company that has been engaged in the financial services business since 1976 and, together with its affiliates, advises or manages 38 investment company portfolios comprising the A I M Family of Funds(R). As of October 31, 1996, the total assets of the registered investment company portfolios advised or managed by AIM and its affiliates were approximately $57 billion.

        On November 4, 1996, INVESCO and INVESCO Group Services, Inc. ("IGS") entered into an agreement of merger with AIM pursuant to which IGS or another wholly-owned U.S. subsidiary of INVESCO acquired all the issued and outstanding shares of AIM capital stock for consideration valued on November 4, 1996 at approximately $1.6 billion, plus the amount of AIM net income from September 1, 1996 through February 28, 1997, the date on which the Merger was consummated, minus dividends paid during such period and subject to adjustments for certain balance sheet items and transaction expenses. The consideration included 290 million new Ordinary Shares (including Ordinary Shares issuable in respect of vested and unvested AIM options) of INVESCO valued on November 4, 1996 at approximately $1.1 billion. The balance of the consideration was paid in cash. The AIM shareholders now own approximately 45% of INVESCO's total outstanding capital stock on a fully-diluted basis. INVESCO's name has been changed to "AMVESCAP PLC." AMVESCAP PLC is the holding company. The name of the Advisor will not change.

INFORMATION CONCERNING THE ADVISOR

        The Advisor serves as the Fund's investment advisor pursuant to the 1992 Advisory Agreement. The Advisor is an indirect, wholly-owned subsidiary of INVESCO, 1315 Peachtree Street, N.E., Atlanta, Georgia 30309. The corporate headquarters of INVESCO are located at 11 Devonshire Square, London, EC2M 4YR, England. As of August 31, 1997, the Advisor had $38 billion of net assets under management. The principal executive officer and directors of the Advisor are:


            OFFICERS                                   DIRECTORS
            --------                                   ---------
Edward C. Mitchell, Jr.--Chairman          Frank M. Bishop

Frank M. Bishop--President and             Stephen A. Dana
Chief Executive Officer

Luis A. Aguilar--Executive Vice            Edward C. Mitchell, Jr.--Chairman
President and Assistant
Secretary

Stephen A. Dana--Vice President            Thomas W. Norwood

Thomas W. Norwood--Vice President          Donald B. Sallee

Donald B. Sallee--Vice President           Thomas L. Shields

Thomas L. Shields--Vice President          Wendell M. Starke

Julie Skaggs--Vice President,              Terrence J. Miller
Secretary and General Counsel

Deborah Lamb--Assistant Secretary          Timothy J. Culler

David Hartley--Chief Financial             A.D. Frazier
Officer or Treasurer

Terry Miller--Deputy President

Tim Culler--Chief Investment
Officer and Vice President

        During the current fiscal year from January 1, 1997 to September 30, 1997, the Fund paid the Advisor total compensation of $23,062.71 for its services.

        Since the Merger was consummated, the Advisor has continued and intends to continue to provide the same level, quality and nature of the foregoing services to the Fund as are currently being provided.

SHAREHOLDER REPORTS

        A copy of the Fund's 1996 Annual Report and the June 30, 1997 Semi-Annual Report are available without charge upon the request of any shareholder. Please call 1-800-368-3322 or write to the following address to request the Annual Report or the Semi-Annual Report:

        The Chaconia Income & Growth Fund, Inc.
        c/o American Data Services, Inc.
        The Hauppauge Corporate Center
        150 Motor Parkway
        Suite 109
        Hauppauge, NY 11788

INVESTMENT ADVISOR

INVESCO Capital Management, Inc.
Atlanta, Georgia


CUSTODIAN

Star Bank, N.A.
Cincinnati, Ohio


TRANSFER AGENT

American Data Services, Inc.
Hauppauge, New York


INDEPENDENT ACCOUNTANTS

Coopers & Lybrand, L.L.P.
New York, New York


LEGAL COUNSEL

Reinhart, Boerner, Van Deuren, Norris & Rieselbach, s.c.
Milwaukee, Wisconsin

                    THE CHACONIA INCOME & GROWTH FUND, INC.
          c/o Reinhart, Boerner, Van Deuren, Norris & Rieselbach, s.c.
                      1000 North Water Street, Suite 2100
                           Milwaukee, Wisconsin 53202

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Revoking any such prior appointments, the undersigned appoints Clarry Benn as proxy with the power of substitution to vote all the common stock of The Chaconia Income & Growth Fund, Inc. (the "Fund") registered in the name of the undersigned at the special meeting of stockholders to be held at the offices of REINHART, BOERNER, VAN DEUREN, NORRIS & RIESELBACH, S.C., 1000 NORTH WATER STREET, MILWAUKEE, WISCONSIN 53202 ON FRIDAY, NOVEMBER 21, 1997, AT 5 P.M. (EASTERN TIME) and at any adjournments thereof.

1. To approve or disapprove the new investment advisory agreement between the Fund and INVESCO Capital Management, Inc.

     ____ APPROVE              ____ DISAPPROVE                  ____ ABSTAIN

2.   To transact such other business as may properly come before the meeting.

The shares of common stock represented by this Proxy will be voted in accordance with the specifications made above. If no specifications are made, such shares will be voted to APPROVE Proposal 1.

NOTE: Please sign exactly as name appears on this card. All joint owners should sign. When signing as executor, administrator, attorney, trustee or guardian or as custodian for a minor, please give full title as such. If a corporation, please sign in full corporate name and indicate the title of the signing officer. If a partner, please sign in the partnership name.

                                        Receipt acknowledged of the Proxy
                                        Statement for the annual meeting of
                                        stockholders to be held on November 21,
                                        1997

                                        ________________________________________
                                               (Signature of Shareholder)

                                        ________________________________________
                                        (Print First Name       Print Last Name)

                                        Date _____________________________, 1997

                                        I(we) do ____ do not ____ expect to be
                                        present at the meeting.